KPMG LLP 600 de Maisonneuve Blvd West Suite 1500, Tour KPMG Montréal (Québec) H3A 0A3 Tel. 514-840-2100 Fax. 514-840-2187 www.kpmg.ca © 2024 KPMG LLP, an Ontario limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (Nos. 333- 276377 and 333-276378) on Form S-8 and (no. 333-273360) on Form S-4 of our report, dated April 1, 2024, with respect to the financial statements of Nemaska Lithium Inc., which comprise the statement of financial position as of December 31, 2022, the related statements of loss, comprehensive loss, changes in equity and cash flows for the year then ended and the related notes, included in the Amended Annual Report on Form 10- K/A of Arcadium Lithium plc for the fiscal year ended December 31, 2023. /s/ KPMG LLP April 1, 2024 Montreal, Canada Exhibit 23.1